1 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT ATSG - Q3 2012 Air Transport Services Group, Inc. Earnings Conference Call EVENT DATE/TIME: NOVEMBER 09, 2012 / 03:00PM GMT

NOVEMBER 09, 2012 / 03:00PM GMT, ATSG - Q3 2012 Air Transport Services Group, Inc. Earnings Conference Call 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. C O R P O R A T E P A R T I C I P A N T S Joe Hete Air Transport Services Group, Inc. - President and CEO Quint Turner Air Transport Services Group, Inc. - CFO Rich Corrado Air Transport Services Group, Inc. - Chief Commercial Officer C O N F E R E N C E C A L L P A R T I C I P A N T S Kevin Sterling BB&T Capital Markets - Analyst Jack Atkins Stephens - Analyst Helane Becker Dahlman Rose - Analyst Steve O'Hara Sidoti & Company - Analyst Adam Ritzer Pressprich & Company - Analyst Michael Chapman Private Capital Management - Analyst T R A N S C R I P T Editor Operator Welcome to the Air Transport Services Group third-quarter earnings call. At this time all participants are in a listen-only mode. Please note that this call is being recorded. I will now turn the call over to Joe Hete, President and Chief Executive Officer of Air Transport Services Group. Mr. Hete, you may begin. Joe Hete - Air Transport Services Group, Inc. - President and CEO Thank you, operator. Good morning and welcome to our third-quarter 2012 conference call. I am Joe Hete, President and Chief Executive Officer of ATSG. With me today are Quint Turner, our Chief Financial Officer; Joe Payne, our Senior Vice President and Corporate General Counsel; and Rich Corrado, our Chief Commercial Officer. We released our results and filed our 10-Q yesterday afternoon. If you haven't had a chance to review them, you can find them at our website, ATSGInc.com. I want to begin by expressing our concern for the many people and businesses in the Northeast dealing with the devastation caused by the super storm that hit them last week. I also want to express my appreciation to our employees who have again proved their flexibility and professionalism as they dealt with disruptions to our US operations caused by the storm and its aftermath. Through our partner, DHL, and on their own as well, we are supporting relief efforts by carrying important supplies to the Northeast that will hopefully bring comfort and faster restoration of normal conditions to the millions affected by this disaster. Turning to our financial results for the third quarter, I would characterize them as demonstrating the resilience of the business model when measured against the unprecedented uncertainty in the markets we serve. They were consistent with the guidance we gave you in August when we said our third quarter would look very much like the second. But behind the scenes the last three months have been extremely challenging, and as we described in our press release, have led us to once again revise our outlook for the remainder of the year. Beyond this year, and especially if the market improves in 2013, we think we have very compelling shareholder return opportunities resulting from our relatively unencumbered cash flow.

NOVEMBER 09, 2012 / 03:00PM GMT, ATSG - Q3 2012 Air Transport Services Group, Inc. Earnings Conference Call 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. I will share more about the events of the last three months, the current environment and how we see the skies ahead in a few minutes. Rich Corrado is going to share his perspective on our market opportunities as well. But, first, Quint will review our numbers and discuss how our strong financial position and intrinsic cash generating power puts us in a very favorable long-term position relative to many others in the space. Quint? Quint Turner - Air Transport Services Group, Inc. - CFO Thanks, Joe, and good morning everybody. As I always do, I need to start by advising everyone that during the course of this call we will make projections or other forward-looking statements that involve risks and uncertainties. Our actual results and other future events may differ materially from those we describe here. These forward-looking statements are based on information, plans and estimates as of the date of this call, and Air Transport Services Group undertakes no obligation to update any forward-looking statements to reflect changes in the underlying assumptions, factors, new information or other changes. These include, but are not limited to, changes in the market demand for assets and services, timely completion of additional Boeing 767 and 757 aircraft modifications scheduled during 2012, our continuing ability to place completed aircraft into commercial service, the availability and cost to acquire used passenger aircraft for freighter conversion and redeploy or sell surplus aircraft, our operating airline's ability to maintain on-time service and control costs, and the timely completion of the merger of two of our airline operations that were impacted by Schenker's elimination of its US air cargo network in 2011. There also other factors contained from time to time in our filings with the SEC, including our third-quarter Form 10-Q. We will also refer to non-GAAP financial measures from continuing operations, including adjusted EBITDA, as well as adjusted pretax earnings, which management believes are useful to investors in assessing ATSG's financial position and results. These non-GAAP measures are not meant to substitute for the GAAP financials. We advise you to refer to the reconciliation to GAAP measures which was included in our third quarter news release and can also be found on our website. As Joe said, despite the uncertainty in the transportation sector right now, our third-quarter results were in line with the expectations we set during our August conference call. It was a third quarter that looked a lot like the second. I will quickly cover the income statement highlights for the quarter and call your attention to a few balance sheet and cash flow items as emphasis for Joe's comment about our very strong financial position and cash generating potential going forward. On a consolidated basis, revenues for the quarter were $153.8 million, flat with second-quarter's $153.6 million, while down from last year's $195.5 million. The $41.7 million decline in year-over-year revenues is all Schenker related, recognizing that the wind-down of the dedicated air network we provided for Schenker began in September 2011, but still contributed substantial revenues for us through the fourth quarter. Net earnings from continuing operations for the quarter were $11.6 million, below our $13.9 million in adjusted third-quarter earnings in 2011. Last year we recorded a GAAP loss of $4.8 million in the third quarter, including $27.1 million in pretax non-cash impairment charges related to the reduction in the Schenker business and $1.9 million in unrealized losses on derivative instruments. For the first nine months of this year revenues were $452.9 million compared to $563.7 million in 2011. Again, most of the decline can be attributed to the loss of the Schenker business. Net earnings from continuing operations were $29.4 million, up from $10.3 million a year ago, which included the impairment and credit facility charges I just mentioned. We completed a five-year credit agreement under more favorable terms in May of 2011, which included one-time costs to close out the former credit facility and non- cash derivative items totaling $6.8 million pretax. This year that facility was extended for 14 months to July 2017 under similar terms, but with even greater borrowing flexibility than before. Once again, as you consider our GAAP earnings, you need to keep in mind that our tax NOL carryforward remains large enough that we do not expect to be a significant cash payer of federal income taxes at least through 2014. Our adjusted EBITDA, which excludes the non-cash charges I just described and the continuing non-cash effect of unrealized derivative gains and losses, was $43.4 million in the third quarter, down from $48.3 million in the third quarter of 2011. But again, adjusted EBITDA was roughly flat on a consecutive quarter basis. For the first nine months of 2012 adjusted EBITDA totaled $120.6 million, down 9 percent from $132.7 million in the first nine months of 2011.

NOVEMBER 09, 2012 / 03:00PM GMT, ATSG - Q3 2012 Air Transport Services Group, Inc. Earnings Conference Call 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. As Joe said at the outset, the aircraft deployment delays we reviewed with you in early August became progressively worse from that point forward, and not better as we expected back then. Joe will review our experience over those months and explain why we have revised our adjusted EBITDA goal for 2012. Turning to our segment results, our leasing business, CAM, had pretax earnings of $17.3 million for the third quarter, up 7 percent over third quarter 2011. Revenues increased 6 percent to $39.2 million. At the end of the third quarter, CAM owned 53 aircraft available for service. Twenty-one of those CAM-owned aircraft were leased to external customers, and 32 were leased to our affiliate airlines. In the first nine months of 2012, CAM modified three more owned 767 freighters and added them to our fleet. One more came out of freighter conversion last week and two others will complete modification in the first quarter next year. Our airlines also operate six 767s that are owned and leased to us by third parties. A summary of our fleet changes and year-end outlook can be found in a table at the end of our earnings release. Third-quarter results from our ACMI Services segment reflect the effect of delays in aircraft deployments. The delays reduced ACMI revenue and margins, as the majority of our costs are fixed in the near term. But the principal comparative factor year-over-year remains the loss of our Schenker contribution in 2011. Our third-quarter pretax loss in ACMI Services operations this year was $1.7 million versus a $2.8 million pretax profit in the third quarter of 2011. Revenues for airline operations were $102.9 million in the third quarter, excluding fuel and other reimbursed expenses, down from $118.9 million in the third quarter 2011. Results in the third quarter of 2011 included $24.2 million in airline service revenues from Schenker's discontinued North American air network. So our revenues excluding reimbursables and Schenker actually increased 9 percent year-over-year. Third-quarter results from our military combi operations were relatively stable compared with a year ago and the second quarter. Our new two-year award from the military for combi operations took effect on October 1, the beginning of the government's fiscal year. We don't expect a significant near-term change in our return from those operations. Our third-quarter block hours were down 16 percent overall from a year ago, but increased 6 percent when you exclude block hours flown by Schenker in the third quarter 2011. Pretax earnings from all of our other activities were down 8 percent from the third quarter a year ago at $3.4 million, but up from last quarter's $3.2 million. Revenues for the segment were flat at $26.8 million, including intercompany revenue. During the quarter we inked agreements with the U.S. Postal Service, extending for two more years ATSG's management of sorting facilities in Indianapolis, Dallas and Memphis. That summarizes our segment and other businesses results. Joe and Rich will update you on our more recent ACMI deployments, the current outlook, and how our pending airline reorganization and flexible business model help us react to change in the ACMI and leasing businesses. We now expect our CapEx spending to be approximately $145 million in 2012. That includes maintenance CapEx, the two 767-300s we purchased in February and freighter mod costs for four 767s and two 757s we will have completed by the end of the year. Earlier we had guided you toward about $200 million in CapEx for 2012. The main reason for the change is our deferral into 2013 of our plans to complete the upgrade of our combi fleet and mod costs for the two 767s that IAI won't complete until early next year. We have spent $108 million through September versus $163 million for the same period in 2011. As of September 30, we had drawn $131 million against our revolving credit facility, nearly all of which was used to supplement the cash flow we dedicated to aircraft acquisition and modification costs. In mid-July, ATSG obtained creditor commitments to increase the limit on the revolver portion of the secured credit facility from $175 million to $225 million, leaving us capacity to complete our current programs and remain open to other opportunities. Our debt-to-EBITDA ratio at the beginning of the second quarter was slightly above 2 times adjusted EBITDA, which qualified us for continued low interest rates of 2.5 percent on our revolver throughout that period.

NOVEMBER 09, 2012 / 03:00PM GMT, ATSG - Q3 2012 Air Transport Services Group, Inc. Earnings Conference Call 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. Our credit agreement, along with our strong cash generating capacity even under current conditions, continues to be a strong differentiator for ATSG. That is at a time when many other asset-based airfreight operators are struggling or in bankruptcy, including some in our midsize market. Even with some uncertainty about the ultimate timing of our aircraft deployments, we are confident of our ability to meet all of our current and currently projected obligations, with access to attractively priced additional financing options should we wish to pursue them. Looking ahead to 2013 and a relatively small growth capital component in our current CapEx plan, a larger portion of that future cash flow remains uncommitted versus prior years. Prior to elaborating on these results in Q&A, I want to say that although it has been a challenging period for us, and as you have been hearing certainly from others in our industry, we remain confident about our business and its prospects for the future. With the reorganization of our airline businesses, our flexible strategies to work creatively with our customers, and backed by our strong financial resources and free cash flow prospects, I'm looking forward to a much improved 2013. With that I will turn the call back to Joe Hete for his operating review and more on the outlook. Joe. Joe Hete - Air Transport Services Group, Inc. - President and CEO Thanks, Quint. As I said at the outset, the medium wide-body freighter segment we lead today is more short-term focused than I have seen in our nine years as a public company. The impression of flat to slightly negative market conditions suggested by the IATA airfreight data is heavily influenced by the big global network carriers. In some ways our experience suggests that those big players may be masking more volatility among the smaller regional players. I'm going to let our Chief Commercial Officer Rich Corrado share his thoughts on that in a moment. In such a market, we are fortunate to have DHL, a premier global logistics provider, as our business partner and largest customer. DHL provides us with a solid base business and has aided our entry into new markets. We are constantly looking for similar relationships with other carriers that need a reliable, tested partner to manage their midsize market requirements. But as you have been hearing elsewhere, many airfreight operators beyond the big three have substantially weakened. That is the reality driving the conditions we face today and expect to persist as long as the global economy marks time. Fortunately, our business model is constructed to better withstand just such trying conditions. As I said three months ago, the issues we face in the marketplace have nothing to do with the quality of the services we offer or the value we are able to deliver through our freighter fleet of 46 Boeing 767s and three 757s. None of the recent delays we have faced in completing deployments have resulted from direct competitive losses to providers of similar aircraft. We understand the conditions that customers are facing, and we're doing everything we can to accommodate reasonable requests, but we will not place our aircraft in long-term arrangements where we cannot earn a return consistent with our commitments to our investors. In August, I outlined a relatively positive outlook for deploying all or nearly all of our then available freighters within a matter of days or weeks, based on strong indications from customers that they would act very quickly on our proposals for new ACMI services. That environment changed very quickly beginning in late August. Relatively solid near-term commitments were delayed by several months, and some business with current customers that we had expected to continue ended early instead. Here is just a brief rundown on how the outlook changed just for our 767s from August to now. Of the six 767-300s we had at the end of June, including the two we have under operating leases, four were in full ACMI service in early August and two others were due to be deployed by the end of that month to two different customers. Each of those two deployments were delayed until last month -- one to early October and the other to late October.

NOVEMBER 09, 2012 / 03:00PM GMT, ATSG - Q3 2012 Air Transport Services Group, Inc. Earnings Conference Call 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. In addition, one of the four that had been in service was returned in early September. We expected another customer to take it starting in early October, but shortly before the aircraft returned that second customer decided to delay until January. In a similar regard a 767-200 that had been operating in ACMI in Asia was returned in October. That happened not because of economic conditions, but due to political issues that prevented the customer from getting regulatory renewal for the route it was serving. Two other 767-200s intended for a customer in Asia in October were also delayed, with no new start date yet. And, finally, a dry lease customer has been unable to renew a contract that backed its lease of two of our 200s. As a result, we expect both to come back later this year or in early 2013. It bears repeating that shorter-term contracts and the potential need for redeployments are a factor in the ACMI business. As you have heard from others, the number of aircraft returns and interval between each return and redeployment has been increasing as the market has soften. That's true of us as well. We expect to end 2012 with about 30 months of lost revenue due to freighter aircraft redeployment delays compared with only a few months in 2011. The net revenue effect in the fourth quarter of our deployment delays is primarily what led us to again revise our guidance for the rest of 2012. Our new guidance of $160 million in 2012 adjusted EBITDA, or approximately $40 million for the current quarter, represents results from business that is already in place and is fully expected to continue, and from the already contracted peak season flying that we normally do. We will defer providing guidance for 2013 until March, when we release our fourth-quarter results, and when we will have a better sense of actual and future deployments. Some customers tell us they will have a better sense of their own requirements as they transition into 2013. Our mod schedule has changed somewhat based on delays and required rework at our contractor IAI. One 767-300 that had been due out of mod in the third quarter was just completed last week. The two remaining 300s in mod will be completed early next year with some related CapEx shifted accordingly for the CapEx outlook that Quint provided. We have two 757s in mod, one freighter and our first combi. The freighter will be deployed later this month and the 757 combi will start certification testing this week, with in- service due early first quarter. Finally, the reorganization of our ACMI business, which includes the merger of Capital Cargo International Airlines into Air Transport International, is continuing and set to generate more than $4 million in annual savings as we discussed earlier. The reorganization, due for FAA approval in early 2013, will make ATI a stronger airline with a lower combined cost structure and good growth prospects. We continue to move forward with plans to upgrade our combi fleet in the wake of the US military's award for a two-year combi contract starting last month. This agreement with the Air Mobility Command will allow us to replace our four DC-8 combis with more efficient 757-200s, the first of which we expect to deploy early next year. We are still exploring options for obtaining the three other 757 combis. We hope to be able to announce more on that before the end of the year. At this point I'm going to let Rich Corrado conclude our prepared remarks with his views about the market environment in general, how and when we think it might improve, and how we are positioned to respond even if the current conditions persist. Rich. Rich Corrado - Air Transport Services Group, Inc. - Chief Commercial Officer Thanks, Joe. Although the midsize freighter market is smaller overall than the long-haul large freighter market, both face many of the same current market issues -- stagnant or slower growth, some mode shifting impact from higher fuel prices, and weak consumer and business confidence, particularly in the EU and US. There are also significant differences. Looking specifically at ACMI and charter markets, long-haul is intensely competitive with several large players. In contrast, our midsized ACMI and dry lease space has few significant players, almost all regionally focused.

NOVEMBER 09, 2012 / 03:00PM GMT, ATSG - Q3 2012 Air Transport Services Group, Inc. Earnings Conference Call 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. We are by far the largest asset owner and operator in the segment, roughly triple the size of the number two provider. We have the best-in-class asset, the Boeing 767, as the core of our fleet, an excellent quality reputation, a global presence, and the widest range of integrated support services. Being the market leader in midsize means that there are always market opportunities in our sales pipeline, including several multi-aircraft opportunities targeted for the first half of 2013. Existing customers continue to tell us they want to grow in midsize. In the meantime, however, they are taking a more cautious approach towards executing agreements. Our business model has always emphasized a balance between long-term dry leasing and short-term ACMI, and we are still very committed to maintain that balance. At the beginning of the year our marketing efforts were focused on several growth regions where our assets offer flexible and competitive lift in the medium wide-body segment. Key relationships we are developing there have brought new prospects into our pipeline, and we're navigating our way through regulatory requirements and operating authority rules in other parts of the world. The longer-term outlook for our assets remains very good, especially when moderate economic growth returns. From a product perspective we have continued to develop our service lines. For example, we have our turnkey offering for new customers, branded WET-2-DRY, that allows customers to get started quickly with us on a wet lease or ACMI basis. Then when they are comfortable with the economics and performance of our assets, we can shift them into a dry lease and help them train and certify their own crews and maintenance staffs. That flexibility is unique to ATSG and differentiates us from our competitors, while also generating incremental returns on our base assets. Let me sum up by saying that our issues are not really about competition from other asset providers. Companies in the cargo business that contract for midsize freighters know who we are, the aircraft assets we have, and the service quality and flexibility that we deliver. What really drives their decision about when to take on an aircraft is their confidence about when and for how long they can operate it profitably. We are doing everything we can to help them resolve those concerns. I hope that gives you a better picture of how we are leveraging our strong market position and our broad array of capabilities in a challenging market. I'm confident that when airfreight picks up again next year, our size, scale and financial strength will make our offerings even more compelling to customers around the world. Joe. Joe Hete - Air Transport Services Group, Inc. - President and CEO Thanks, Rich. And with that, operator, we were done with our prepared remarks and ready to handle some questions. Q U E S T I O N A N D A N S W E R Operator (Operator Instructions). Kevin Sterling, BB&T Capital Markets. Kevin Sterling - BB&T Capital Markets - Analyst Joe, you talked about the combination of your two airlines, ATI and CCIA, and I think you said $4 million in annual cost savings. When do you anticipate these beginning in 2013, and really what type of costs are you pulling out? Joe Hete - Air Transport Services Group, Inc. - President and CEO

NOVEMBER 09, 2012 / 03:00PM GMT, ATSG - Q3 2012 Air Transport Services Group, Inc. Earnings Conference Call 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. Well, generally, Kevin, the cost savings, we should start to realize those in the January/February timeframe as we close down the two different air carriers and combine them into one. And essentially what you are looking at is the G&A, SG&A-type costs that are duplicative on both sides. There are a lot of fixed costs and people involved in maintaining an aircraft operating certificate. So right now we anticipate being able to start putting everything together in December, and that will roll into January with the idea that we would ultimately get to the surrendering of the operating certificate in February. Kevin Sterling - BB&T Capital Markets - Analyst Okay, so kind of early in 2013? Joe Hete - Air Transport Services Group, Inc. - President and CEO Yes. Kevin Sterling - BB&T Capital Markets - Analyst Okay. Quint, you talked about your CapEx for 2012 being down, I think, to $145 million, given some delays. How should we think about that impact on 2013? It looked like your CapEx wasn't going to be too big for 2013, but now you are pushing some of that into 2013. Should it be a similar run rate, $140 million, $150 million type CapEx number for 2013 now that you have pushed some of that into 2013? Quint Turner - Air Transport Services Group, Inc. - CFO Right now, Kevin, we are expecting a lower number in 2013, even with this slide of the combi expenditure into 2013. You're not -- you're talking about probably something on the order of maybe $30 million -- a difference of maybe $30 million from what we are expecting in 2012 right now. Again, that is assuming that we just complete modification of the assets we already own in terms of the 767s and we don't -- we have not baked into that number any potential growth expenditures on additional 767 aircraft for next year. Joe Hete - Air Transport Services Group, Inc. - President and CEO And, Kevin, depending upon timing, if we were to find some assets for these combi conversion program, for example, that we bought this year and start to induct in the mod process that would increase that $145 million, but right now it assumes everything beyond the first combi falls into 2013. Kevin Sterling - BB&T Capital Markets - Analyst Okay, great. That is very helpful to give us an idea of where CapEx will be. And, I guess, if you find some potential conversion aircraft that would be a good thing. And, Joe, that leads me to my next question. Given such a volatile market, are you seeing any feedstock available, but maybe you're not actively looking, given some of your customer concerns and delays? I would love to get your thoughts on any feedstock? Joe Hete - Air Transport Services Group, Inc. - President and CEO We always try to keep our finger on the pulse of the market in terms of what may or may not be available from a feedstock perspective, because as you know, the market can turn fairly quickly. But we still don't see a whole lot out there. I know there are there was an auction a week or so ago on some from American Airlines, but they just didn't fit the profile we were looking for. I think it was three tails in total. But it is not like there is all of a sudden a plethora of aircraft out there to go after.

NOVEMBER 09, 2012 / 03:00PM GMT, ATSG - Q3 2012 Air Transport Services Group, Inc. Earnings Conference Call 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. Kevin Sterling - BB&T Capital Markets - Analyst Okay, great. And, Joe, you threw out a lot of numbers in your prepared remarks, talking about some of the delays, the customer deferrals. Can you just simply tell me how many planes do you need to place in 2013 that have been delayed? Joe Hete - Air Transport Services Group, Inc. - President and CEO If you look at where we are at today, Kevin, and just to take you back a little bit through the prepared remarks, if you remember last quarter we thought we were going to have two 300s that would be deployed before the month of August was out, and as I said in my remarks that didn't occur until October. Essentially as it sits right now we have four aircraft that are not deployed today that are, call it, ready for service; they completed modification, et cetera. In addition to those four there will be three more assets that come out, one basically which kind of finished out the mod process last week. One that should come out probably in the December time frame, maybe slip into January a little bit. And then the last 300 would be probably mid to late first quarter. So if you look at in total it would be seven assets that we have to find a home for. Now, that said, as we look at it today when we talk about the fact that customers have deferred commitments, we are still talking to those same customers, so it's not like they said -- never mind, I don't need the asset. So the outlook is still pretty good, it is just a matter of the timing side of the equation. One customer, for example, would take three aircraft if everything came to fruition, and that would be sometime in the first quarter. Kevin Sterling - BB&T Capital Markets - Analyst That is helpful. Seven in total is very helpful, and it sounds like it is a matter of when. Joe Hete - Air Transport Services Group, Inc. - President and CEO Yes, from our standpoint we still think, like we said, it is not an issue of the service isn't there, that we are losing out to competition. I mean, part of the issue that we have today that is ironic in that one of the reasons for some of the availability we have had is that some of the customers actually had to replace our 767s with an asset that really didn't even fit the profile. You know, LAN in Chile, for example, ended up taking two 777 they had on order, and because they had no place else to deploy those assets they had to terminate our agreement and then replace a 767-200 and a 300 with a 777. Which from a practical perspective doesn't make sense, but it doesn't make sense either for them to have an asset sitting idle while ours is flying in the network. Kevin Sterling - BB&T Capital Markets - Analyst Right, okay. And then last question, Joe, I know you don't want to give guidance until March, but at least directionally help me think about it, if you don't mind. You're talking about $160 million in EBITDA for this year, and let's assume that the market still stays stagnant in 2013, in theory your EBITDA should still grow above 2012 levels in 2013. I know you have got the cost savings and things like that. Is that -- am I thinking about that right? Joe Hete - Air Transport Services Group, Inc. - President and CEO Yes, I think there is -- definitely there will be an improvement over the 2012 numbers. I mean, if you look at where we started off this year, for example, we had a rather significant loss in the first quarter in the ACMI segment alone because we felt the initial impact of the first wave of wind-down of the BAX business. And we came back pretty strongly and reduced that loss by over $6 million from first quarter to second quarter. So when you think about that, and then like I said, I think ultimately we will be in a much better position in terms of getting the assets deployed that aren't out there today, plus the additional ones we will have coming online.

NOVEMBER 09, 2012 / 03:00PM GMT, ATSG - Q3 2012 Air Transport Services Group, Inc. Earnings Conference Call 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. Kevin Sterling - BB&T Capital Markets - Analyst Joe, that is helpful. Thank you so much for your time today. Operator Jack Atkins, Stephens. Jack Atkins - Stephens - Analyst So, Joe, just to piggyback on one of Kevin's questions here on the number of planes you have got sitting, the four that are sitting today does that include -- I guess, it maybe doesn't include the potential additional aircraft that you may be getting back next year, right? I think you said you had one or two that may be coming back from a customer in South America. Joe Hete - Air Transport Services Group, Inc. - President and CEO No, that does not include those at this point only because we haven't received them back yet. The customer still making their payments and it is just a matter of timing as to when they actually return them. What it does do, obviously, is give us a little bit more time as well as long as they are making those payments to continue to look for opportunities for redeployment. Jack Atkins - Stephens - Analyst Absolutely, absolutely. And so when we think about the fact that these customers, at least some of them, seem to be pushing aircraft back to you earlier than you would have thought, is there any sort of recourse that you guys have from a contractual perspective to maybe recoup some of the losses associated with those? Joe Hete - Air Transport Services Group, Inc. - President and CEO It depends on whether it is a dry lease or a wet lease operation. From a wet lease perspective there are notice periods in there that are much shorter than what you -- than what we allow for in a dry lease situation. In the dry leases really there are no early return provisions. I guess, contractually in -- my General Counsel sitting here next to me will correct me if I misstate -- but essentially they are on the hook for those lease payments, although we have a duty to mitigate by trying to redeploy those assets as quickly as possible. But having a contractual requirement to do that versus actually collecting the dollars can always be two different things. Jack Atkins - Stephens - Analyst Yes, absolutely, that also make sense. So when we think about the potential for the ACMI business next year, I know this year has been a struggle because of the BAX line down, but you're going to have the benefit of the cost savings in there next year, hopefully for most of the year. And if you think about the fact that really in the first nine months you have seen over a $16 million swing in the pretax earnings for that business, I mean, would you expect ACMI to get back to that, call it, $4 million to $5 million in pretax profitability once all the cost savings are in place and once that business returns to normal? Quint Turner - Air Transport Services Group, Inc. - CFO Certainly we expect the ACMI business to return a single-digit type margin on a pretax basis. That is what we priced it to do. And as we have explained in our model, of course, a lot of the results on the CAM side owe to the fact that those aircraft are deployed under wet leases by the airline affiliates. And so I think as we have said, the risk -- the operating risk is always on the -- is more on the ACMI segment side certainly than the CAM side. So we do expect a single-digit type margin applied to our airline services revenue.

NOVEMBER 09, 2012 / 03:00PM GMT, ATSG - Q3 2012 Air Transport Services Group, Inc. Earnings Conference Call 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. So if you look at -- now, one of the things that we faced this year is, as we have alluded to in the prepared remarks, was a greater number of aircraft being returned off those contracts. And I think that is a function of the softness in the market, and I think that has been echoed by others in our space. And if you look back at 2011, we didn't have a lot of those wet lease agreements end unexpectedly or what we would consider to be prematurely. So as you look out at 2013, the question will be at what rate do we see customers -- do we have customers returning back any airplanes? Because once we -- as we have always said with the asset base we have, if we are completely deployed we can generate something on the order of $50 million plus a quarter in EBITDA. But again you are also -- you know, what is the softness of the market going to be like, and are we going to see airplanes coming back with those transition delays and breaks in the revenue? And that is what has been a difficult sort of headwind for us this year. Joe Hete - Air Transport Services Group, Inc. - President and CEO The irony in all -- in this particular year, and I think we mentioned it on our last call, is that when we started off the year things looked pretty solid, so much to the effect that we actually leased in one additional aircraft from an external lessor just because the demand we had pent up. And it just turned that quickly in, call it, a 90, 120-day period. Jack Atkins - Stephens - Analyst Okay, I got you. I got you. And so, Quint, when we think about that low single-digit margin on ACMI getting back to that level, will it really require those planes that are currently parked being put back under lease, or do you think that once you consolidate your subsidiary airlines that you will be able to get back to that low-single- digit margin at that point? I am just trying to think about when we should begin to see a normalized profitability level there. Quint Turner - Air Transport Services Group, Inc. - CFO I think we said that the savings from consolidation next year we expect it to be around $4 million. And so that is a little over $1 million a quarter, maybe gaining a little speed because first quarter is a transition, but for the year $4 million. So I think it takes -- again, it takes that once the airlines deploy those assets in wet leases, that we have minimal breaks in those revenue streams. I think if they are operating for somebody and they get an airplane back, you know, they are holding flight crews perhaps that were serving that customer, and when you have got short notice periods you sometimes are carrying those costs. And that is, as I mentioned a minute ago, that is a factor in whether those guys are going to be able to achieve that single-digit margin. In 2011 when we didn't have much of that, when it was more stable, you saw better numbers there. And I think if the market improves that is certainly going to help that ACMI Services segment significantly. Jack Atkins - Stephens - Analyst Okay, okay, that makes sense. Last question from me and then I will turn it over. On the maintenance expense line, we are running up low-double-digits on a year- over-year basis. I am just curious as to is there anything one-time in there so to drive higher maintenance this year versus last year? I would have thought that we would begin to see that maintenance line begin to trend downwards given that you're retiring a bunch of the older DC-8s and 727s. Quint Turner - Air Transport Services Group, Inc. - CFO Again, some of that is timing related. And keep in mind that under the lease agreements that we have for the dry leases, particularly the DHL, for example, as is typical in a lease agreement, the lessee reimburses that maintenance costs. And so that expense is going through our P&L line item, but so is the revenue, the offsetting -- there is offsetting revenue where they are reimbursing us for that airframe check. You are seeing over time -- obviously, the aircraft are getting a little bit older -- you are seeing a difference in work scope, but from quarter to quarter it is a timing issue.

NOVEMBER 09, 2012 / 03:00PM GMT, ATSG - Q3 2012 Air Transport Services Group, Inc. Earnings Conference Call 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. There is also included in that an increase that we, I think, have noted in previous quarters, and what we are charged through the PBH agreement for the engine maintenance on the CF6 engines that the 767-200 aircraft operate. And again, in our model, certainly on the dry leases, we make that available to our customers and they reimburse us for that. But on the ACMI side, on the wet lease side, we have to build that into what we charge our wet lease customers. But we have seen -- I think we have mentioned it earlier this year, we have seen some increase in that line item in 2012, and so you're seeing the impact of that come through that line item. Joe Hete - Air Transport Services Group, Inc. - President and CEO The other thing as you look at it, you are right, when you look at some of the older aircraft coming out there is some offset in that particular case. But what you have to remember is with the number of aircraft that we have put into service over the last, call it, two years -- you know, heavy maintenance visits are on a 20-month calendar cycle. And so as some of those other ones were falling off the newer ones were starting to come into the realm of where they needed to go through the heavy maintenance side, so they kind of balanced each other out. Jack Atkins - Stephens - Analyst Okay, great. Thanks for the time guys. Operator Helane Becker, Dahlman Rose. Helane Becker - Dahlman Rose - Analyst So just a couple of questions. One is in terms of -- I think you mentioned regulatory hurdles in your prepared remarks. Is that -- or in the press release -- is that just the one aircraft that was coming back that -- from Asia -- is that what you are referring to or were there other issues? Joe Hete - Air Transport Services Group, Inc. - President and CEO That was the one big event in terms of the fact we couldn't get the agreement renewed because of disagreement between the two governments involved in terms of getting the approval on the wet lease operation. But the other piece of it that we are referring to as well is as we move into other areas of the globe the amount of time that it takes to get all the appropriate approvals can be much longer, depending upon which country you're entering into, et cetera. And sometimes it is just at the pleasure of how fast that particular entity wants to move. They are not under any specific time schedules per se. Helane Becker - Dahlman Rose - Analyst Okay. Do you look at all countries or do you just focus on countries that have signed the key Open Skies convention? Joe Hete - Air Transport Services Group, Inc. - President and CEO Any place where somebody has expressed an interest as far as wanting to make use of our assets, we are going to start the research project in terms of what it is going to take to get there. Part of our business -- it is a little bit different than what you see for say like Atlas, for example. If your aircraft touches the US in its trip or its route, it makes it a lot easier to get aircraft deployed in terms of setting up a base or a making a stop in a particular country.

NOVEMBER 09, 2012 / 03:00PM GMT, ATSG - Q3 2012 Air Transport Services Group, Inc. Earnings Conference Call 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. But when we look at ours, because it is a regional freighter in many cases, especially if you're talking like going between the Middle East and Europe or Asia, it is a little bit different in terms of what you have to be able to meet in terms of standards because you're not touching the US. Helane Becker - Dahlman Rose - Analyst Got you, okay. And then would you consider scheduled service? Joe Hete - Air Transport Services Group, Inc. - President and CEO In terms of selling cargo? Helane Becker - Dahlman Rose - Analyst Yes, in terms of utilization for your assets. Instead of like having it on the ground for a length of time between when you can have -- between homes let's say, would you consider putting them in service and like just finding -- having a sales person or two go out and find cargos that you can fly around? At least your aircraft would be in utilization, do you know what I mean? Is that an option? Rich Corrado - Air Transport Services Group, Inc. - Chief Commercial Officer This is Rich. In many cases -- not in many cases, but in some cases what we do is we will find a customer that has half a plane worth of freight, and we will go out and try to find another forwarder or another large customer that will be able to complete that load, or considerably complete that load. And then we will work with those customers to get together, and one of them will take the ACMI -- will hold the ACMI agreement on the lane. In fact, we do a lot of that. The aircraft -- one of the aircraft that we just deployed in October flying into South America is a combination of two companies that agreed. One company is holding the ACMI agreement. So we tend to prefer to do things and encourage one to do a block space agreement with the other and put together a program that works. So we find that allows the risk to get spread between those two as well, and so it is a lot more likely to sell an asset into a market that normally you might be able to -- not be able to find one customer to take the aircraft. Joe Hete - Air Transport Services Group, Inc. - President and CEO One of the other advantages of our business model, the way we have structured it, is unlike a pure dry lesser, and one of the reasons that the ACMI segment of our business carries a little bit more of the burden is from our standpoint once an aircraft completes mod we want to take advantage of every possible opportunity to drive revenue with it. So it will go on an operating certificate so that we can pick up some ad hoc work here and there if a need arises and be quickly prepared. As opposed to if you are just a pure dry lesser, where once you had an aircraft that was ready to go, if you didn't have a dry lease customer, it would just be sitting there on the ramp that whole time and not give you one nickel of revenue. So we don't want to get out to where we are selling individual boxes. It is just not a strength that we have. It requires a heck of a lot more infrastructure than what we have in place today. And so we will focus on as, Rich said, acting as a broker in many cases to bring two larger customers together, and that would be about the extent of our efforts in that direction. Helane Becker - Dahlman Rose - Analyst Okay. And then yesterday on their conference call DHL said that they were seeing a slowing in their business in Germany. That doesn't affect you, right, because you're just doing US domestic, or does that affect you?

NOVEMBER 09, 2012 / 03:00PM GMT, ATSG - Q3 2012 Air Transport Services Group, Inc. Earnings Conference Call 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. Joe Hete - Air Transport Services Group, Inc. - President and CEO We have a couple of aircraft in Europe today, but they are actually flying for TNT, not for DHL. We have one that comes out of Europe that connects up with the hub in Cincinnati. But it, I think, is driven more by -- it comes through Charles de Gaulle as opposed to coming out of Germany. Helane Becker - Dahlman Rose - Analyst Okay, so you're not having problems -- or they are not having problems filling that aircraft? Joe Hete - Air Transport Services Group, Inc. - President and CEO Not that I am aware of at this point. Helane Becker - Dahlman Rose - Analyst Okay. And I am assuming that since UPS hasn't closed the deal, and it looks like it will be at least another six or nine months, TNT hasn't talked to you about returning those aircraft? Joe Hete - Air Transport Services Group, Inc. - President and CEO No, actually, TNT has actually expressed an interest in having to add some additional lift potentially as they transition into next year. And if you look at the press releases, what they talk about they have extended the deadline to February. And then who knows how long it is going to take for UPS and TNT, assuming it comes off, how long it would take them to integrate their networks. So I think from our standpoint we are in decent shape for at least looking out through 2013 in that respect. Helane Becker - Dahlman Rose - Analyst Right, that is what I would think. And then my last question is really coming at it from a different angle, have you thought about spinning out the dry leasing company and just running the dry leasing company and -- I don't want to say sweeping the ACMI business under the rug, but separating it into two separate companies and doing it that way? Joe Hete - Air Transport Services Group, Inc. - President and CEO No. Helane Becker - Dahlman Rose - Analyst Okay. (laughter). Rich Corrado - Air Transport Services Group, Inc. - Chief Commercial Officer In fact, when we talk to some other leasing companies, they really like our model for the simple fact that they have got an operating outlet for the aircraft that they may have idle. And so they look at us and say -- well, that is a neat operating model. So it is interesting, but it does give us a competitive advantage and differentiation as a leasing company. Helane Becker - Dahlman Rose - Analyst

NOVEMBER 09, 2012 / 03:00PM GMT, ATSG - Q3 2012 Air Transport Services Group, Inc. Earnings Conference Call 15 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. Right, right. And then there are no issues from a balance sheet perspective, right? You don't have any big debt due next year anything like that -- debt covenants we should be aware of? Quint Turner - Air Transport Services Group, Inc. - CFO No, it is -- I think we have -- we're expecting something like $21 million of principal repayment that we will make, but, again, our leverage ratios remains pretty low. We don't really have any significant issues there. We can -- with the cash flows we have and the capacity on the revolver and our outlook for CapEx and so forth we are in good shape there. Joe Hete - Air Transport Services Group, Inc. - President and CEO And our current facility goes out through 2017. We have done some asset-backed loans that they mature, Quint, in the 2016, 2017 timeframe? Quint Turner - Air Transport Services Group, Inc. - CFO I think 2016 to 2018. There is one really early 2018 or something. Helane Becker - Dahlman Rose - Analyst I think that is right. I was looking at that this morning. But I guess it would be the wrong time to ask about returning capital to shareholders right now in a dividend? Joe Hete - Air Transport Services Group, Inc. - President and CEO That is not a question that hasn't been asked on numerous occasions in the past. To that end, I am sure will come up again sometime. But one of the things that everybody has to be cognizant of, and people can do different math on it, but we still have the restriction on the DHL note that is outstanding that we would have to basically pay a 20 percent premium up to the value of the remaining balance on that note. And there also is a restriction in our current credit facility that says we can't do that unless after giving effect to that it would be less than two turns of EBITDA, although you I guess you could pursue, and have had some preliminary discussions, as whether it would even be feasible to get a waiver on that particular covenant. Helane Becker - Dahlman Rose - Analyst Got you. Okay, well I'm sorry this is happening to you right now, but hopefully 2013 will be a better year. Thanks for the time, guys. Operator (Operator Instructions). Steve O'Hara, Sidoti & Company. Steve O'Hara - Sidoti & Company - Analyst I was just wondering if you could talk about -- assuming maybe a more dire scenario that these seven aircraft don't get signed up with customers. And I assume you can downsize the staff required for them. If you did that kind of a move what would it cost you in terms of maybe per aircraft in terms of EBITDA to hold those for a year? Joe Hete - Air Transport Services Group, Inc. - President and CEO

NOVEMBER 09, 2012 / 03:00PM GMT, ATSG - Q3 2012 Air Transport Services Group, Inc. Earnings Conference Call 16 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. I think if you look at it from an EBITDA standpoint in terms of the run rate that we have out there for the fourth quarter, it doesn't reflect the four aircraft that I talked about that are undeployed right now, and then of course the three more that come out. So from a pure EBITDA standpoint you would basically flat-line the fourth quarter number. And of course we could reduce the -- get the benefit of the combination of CCIA and ATI, the savings we talked about there, and maybe get some additional cost savings, but it is not going to be something that is going to drive us into a negative position. Steve O'Hara - Sidoti & Company - Analyst Okay. And then in terms of the internally leased aircraft and the customers there, those are pretty much constantly renewing and so forth, and they are one- to two-year agreements for the most part? Joe Hete - Air Transport Services Group, Inc. - President and CEO Yes, generally, one year is the predominance, but we do have some occasionally that are longer than that. Steve O'Hara - Sidoti & Company - Analyst Okay. And in terms of -- can you characterize the conversations there? Have they gotten any better or worse over the last let's say six months? Joe Hete - Air Transport Services Group, Inc. - President and CEO I think, as I mentioned earlier, is that some of the irony we are experiencing is people replacing 767s with 777s just because they had their own idle assets that were -- that they ordered from Boeing a couple of years ago. And those are unusual situations. You wouldn't normally expect somebody to replace an aircraft that does 100,000 pounds with one that does 200,000 pounds from a payload perspective. But I think in terms of the customers that we have been talking to and we have referenced as deferring their commitments, the discussions are still active, it is just a matter of timing. Steve O'Hara - Sidoti & Company - Analyst And then, I guess, finally, I think somebody asked you about the feedstock question. What is your feeling on maybe from a -- would you be -- I assume you wouldn't be overly aggressive in pursuing feedstock at this point given you have seven aircraft in line for customers? Joe Hete - Air Transport Services Group, Inc. - President and CEO Yes, that is correct. We are not going to go out and acquire any additional assets until we are closer to being fully deployed. Now if we get down to where we have got one asset that is sitting then we will certainly start looking, assuming the demand in the marketplace is there. But, yes, we are not going to go out aggressively tomorrow and pursue additional assets. Steve O'Hara - Sidoti & Company - Analyst Okay, all right, thank you. Yes, okay, thank you. Operator Adam Ritzer, Pressprich. Adam Ritzer - Pressprich & Company - Analyst

NOVEMBER 09, 2012 / 03:00PM GMT, ATSG - Q3 2012 Air Transport Services Group, Inc. Earnings Conference Call 17 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. Just a couple -- get a little more specific on some of the things other people asked. In terms of your CapEx for next year, beyond the maintenance, what are you now specifically saying you're going to be spending? Quint Turner - Air Transport Services Group, Inc. - CFO I think that question was asked a little while ago, and we said that you're talking -- based on what we know now, and again that can move around depending on the timing of some of that, in 2012 we have guided to $145 million. And I think I mentioned to Kevin Sterling earlier on the call that based on what we know now and what we expect to happen, which we would expect around $30 million less than that, call it, $25 million to $30 million less than that in 2013. Joe Hete - Air Transport Services Group, Inc. - President and CEO That assumes that all of the spending for the additional three combis would occur in 2013. So if any of that slots into 2012 it would change that outlook. Adam Ritzer - Pressprich & Company - Analyst Okay, but I still -- what is that number? Quint Turner - Air Transport Services Group, Inc. - CFO Well, it is $115 million to $120 million. $145 million less $25 million to $30 million would be --. Adam Ritzer - Pressprich & Company - Analyst You're talking about $115 million to $120 million? Quint Turner - Air Transport Services Group, Inc. - CFO Correct. Adam Ritzer - Pressprich & Company - Analyst Okay, plus maintenance, right? Quint Turner - Air Transport Services Group, Inc. - CFO Maintenance CapEx, yes. Adam Ritzer - Pressprich & Company - Analyst Okay. Quint Turner - Air Transport Services Group, Inc. - CFO That includes maintenance CapEx. That is our capital expenditures that we report.

NOVEMBER 09, 2012 / 03:00PM GMT, ATSG - Q3 2012 Air Transport Services Group, Inc. Earnings Conference Call 18 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. Adam Ritzer - Pressprich & Company - Analyst Okay, so that includes maintenance? Quint Turner - Air Transport Services Group, Inc. - CFO Yes. Adam Ritzer - Pressprich & Company - Analyst Okay, okay. So $115 million to $120 million. And then beyond that, is there any pension contribution you need for next year? Quint Turner - Air Transport Services Group, Inc. - CFO There is some -- there is pension contribution. It is somewhat dependent upon what we want to do. We have some flexibility there, because our funded level is such that, given the change in the law, we could choose not to put in as much. But typically we're going to put in $25 million, $26 million into the pension plans. Adam Ritzer - Pressprich & Company - Analyst Okay, so you got $115 million to $120 million for CapEx, another $25 million for pension is $140 million to $160 million of cash you need. Quint Turner - Air Transport Services Group, Inc. - CFO Right. Adam Ritzer - Pressprich & Company - Analyst Is that -- am I on the right page there? Quint Turner - Air Transport Services Group, Inc. - CFO Yes. Adam Ritzer - Pressprich & Company - Analyst Okay. And getting back to the question of plane deployment, I think people have discussed seven that you need to place, right? Joe Hete - Air Transport Services Group, Inc. - President and CEO Yes, once we finish the last modification those are -- Adam Ritzer - Pressprich & Company - Analyst Right. But you also said there is two more, one coming in late 2012, one being given back early 2013. Does that seven include those two or is that two on top of that?

NOVEMBER 09, 2012 / 03:00PM GMT, ATSG - Q3 2012 Air Transport Services Group, Inc. Earnings Conference Call 19 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. Joe Hete - Air Transport Services Group, Inc. - President and CEO So we're clear, there is four today. There is three more that complete mod and then there is the question of the ones that are coming back from a customer on a dry leaves. We don't know when they are coming back at this point. Adam Ritzer - Pressprich & Company - Analyst Okay, it is at least seven, it could be nine? Joe Hete - Air Transport Services Group, Inc. - President and CEO It could be. Adam Ritzer - Pressprich & Company - Analyst Okay, got you. And now for your guidance for Q4, $40 million, how much of that is included in planes that you're getting back? I'm just trying to figure out what the real run rate is less anything that you're not going to have. Joe Hete - Air Transport Services Group, Inc. - President and CEO Real run rate of? Adam Ritzer - Pressprich & Company - Analyst For example, you are guiding to (multiple speakers). Quint Turner - Air Transport Services Group, Inc. - CFO I'm sorry, excuse me, Adam. Adam Ritzer - Pressprich & Company - Analyst Okay, so you're guiding to $40 million for Q4. And I think you're getting back -- one plane you said you would probably going to get -- Quint Turner - Air Transport Services Group, Inc. - CFO I think we are about to give 2013 guidance. I think we were -- our view on that was we wanted to wait until February/March timeframe when we have got more clarity on the airplanes -- these seven airplanes, and we've also got little more background on where the market is at. But I think we have been pretty clear about what the model could produce based on current deployments. Joe just, I think, answered that one. So I realize you're going through this, I think you're trying to get a handle on 2013. Adam Ritzer - Pressprich & Company - Analyst Not really. What I'm trying to get a handle on is if you're going to do $40 million in Q4, how much of that could come out from planes that you think is that number really $35 million?

NOVEMBER 09, 2012 / 03:00PM GMT, ATSG - Q3 2012 Air Transport Services Group, Inc. Earnings Conference Call 20 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. Joe Hete - Air Transport Services Group, Inc. - President and CEO I think that I -- Stephen O'Hara, I think, asked that question. I think from our perspective that, call it, $40 million is kind of a floor at this point. Adam Ritzer - Pressprich & Company - Analyst Got it. Joe Hete - Air Transport Services Group, Inc. - President and CEO Those four are in there and there is opportunity for some cost savings. So it is not going to go backwards I don't believe. Adam Ritzer - Pressprich & Company - Analyst Okay, that is what I'm trying -- I am just thinking -- so, right, I'm just trying to get a little more clarification. So $40 million is kind of a floor. I'm not looking for 2013 guidance, but with seven to nine planes, kind of knowing what these lease for -- again, it doesn't give you guidance, but it gives you let's say what you could do or what you have talked about in the past. Would that be a fair assumption? Quint Turner - Air Transport Services Group, Inc. - CFO Sorry, say that again. Adam Ritzer - Pressprich & Company - Analyst I'm just trying to -- hey look, we have been talking about doing $200 million of EBITDA now for the last three years. And we have done between $160 million and $180 million now for four years. Quint Turner - Air Transport Services Group, Inc. - CFO Right. Adam Ritzer - Pressprich & Company - Analyst And we spent $400 million or $500 million on new planes and now we're going to have seven to nine of those that are not going to be in operation. So we spent a lot of money here. We still have a decent amount of planes that are not leased, and again, sometimes expectations are not met. But that is a lot of cash that we have spent on planes that are not being used that could have been used for other things. That is all I am saying. Joe Hete - Air Transport Services Group, Inc. - President and CEO Let me cut to the chase here. When you talk about the $200 million run rate and whatever else, first of all, no one anticipated that Schenker was going to shut down their network last year, at least that wasn't part of the business plan going forward. So that is obviously a detraction from that. When you look at the assets from a market standpoint, yes, we have some that are sitting today. We did not believe that detracts from the asset value in the marketplace. It is just unfortunate the economic conditions on a global basis today are pretty bad.

NOVEMBER 09, 2012 / 03:00PM GMT, ATSG - Q3 2012 Air Transport Services Group, Inc. Earnings Conference Call 21 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. If you look around the marketplace, I can't send the airplane back to somebody. I am already committed to it. We will finish those modifications. And we expect to start generating the returns from those assets as we transition through 2013. And we still have a pretty positive outlook that the aircraft will get deployed. Like I said, it may slide out of 60, 90, 120 days from what we would like to see, but we are still confident we will get the assets deployed. Quint Turner - Air Transport Services Group, Inc. - CFO I think if you look at the end of last year, we were -- we had placed -- what was it -- Joe, seven? Joe Hete - Air Transport Services Group, Inc. - President and CEO Eight. Quint Turner - Air Transport Services Group, Inc. - CFO Eight aircraft into service. And we were fully deployed at the end of last year. And I think what we have seen this year has been well documented in this space is the market has been difficult. So we have had more of the returned aircraft than what we would expect to see over the long pull. And that -- I am not just saying that that's that is based on what Boeing and CargoFacts and others have projected for the cargo space growth rate over the long haul. So it has been a difficult environment, but we don't expect it to persist over the long term. Even in that environment our model has produced pretty significant gains on our equity during the year. I mean, if you look at the intrinsic cash generating power in the model it is pretty evident. And unless you're going to accept that we will continue to see for multiple years an environment like we've got now, I think we are still confident that we can attain the levels that we have talked about. As Joe said, the BAX/Schenker thing that was a significant chunk of EBITDA. They were our second-largest customer, and so that was a difficult thing to digest at the same time that the market was as tough as it has been this year. Adam Ritzer - Pressprich & Company - Analyst Right, right. I understand. Okay. It has been tough spending a lot of money. Now we have planes that are not in service. I know the economy is not that great, and we need to start -- we're not really generating free cash if what you're telling me you're going to spend next year and the pension contribution, even if next year is up a little bit, again, it doesn't leave a lot to return to shareholders, but I know we have discussed that in the past. Joe Hete - Air Transport Services Group, Inc. - President and CEO And the last thing, Adam, and I think the one thing you have got to remember is the nice thing about our business model is we can pull in our horns pretty quickly from a CapEx perspective, because we don't have to make commitments years out like you would if you were buying new aircraft. And as I mentioned earlier, and I will say it again, is we have had four aircraft impacted by 777s because they were ordered by those particular customers years ago and the economy has changed markedly for them. So we have got lots of flexibility once we get past this last big glitch, which is the 757 combi completion. Adam Ritzer - Pressprich & Company - Analyst Exactly. Right, it seems like there is at least $50 million, $60 million of flexibility beyond that spend that at some point in time we will start seeing. Joe Hete - Air Transport Services Group, Inc. - President and CEO

NOVEMBER 09, 2012 / 03:00PM GMT, ATSG - Q3 2012 Air Transport Services Group, Inc. Earnings Conference Call 22 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. Exactly. Adam Ritzer - Pressprich & Company - Analyst Okay, we are on the same page. I appreciate it. Thanks very much. Operator Michael Chapman, Private Capital Management. Michael Chapman - Private Capital Management - Analyst Could you maybe just give me an update on the plane that it looks like it is going to be returned? It looks like that is a dry lease. How long was the contract still yet to go, so how early in the contract are they returning that one? Joe Hete - Air Transport Services Group, Inc. - President and CEO The aircraft was delivered to them midsummer last year, and it was a 59-month lease. So it essentially you got, what, 15 months into it. Michael Chapman - Private Capital Management - Analyst Okay. And so that is what you referenced where you will try to redeploy that plane and then determine whatever remedies you have contractually to get cash from that customer? Joe Hete - Air Transport Services Group, Inc. - President and CEO Right. Michael Chapman - Private Capital Management - Analyst Okay. Then has there been any change in customers -- you guys have the 767, which seems to be the preferred aircraft. Are there opportunities -- maybe this is for Joe or Rich -- are there any opportunities for A340s or other DC-8s that are still in the market for you guys to go after that -- for cost savings for customers? Joe Hete - Air Transport Services Group, Inc. - President and CEO In terms of looking at, you know, A340 is a much bigger aircraft than the 767. If you look at target opportunity there are still some A300 B4s flying around out there, although a number of those have just been parked and not replaced, with customers having some financial issues. Targets potentially, and I will let Rich go after that in a second, also would -- you know, you could creep up against the MD-11 marketplace, for example, which is slightly bigger than the 767-300, but a lot more expensive to operate. Rich, I don't know what you want to add to it? Rich Corrado - Air Transport Services Group, Inc. - Chief Commercial Officer

NOVEMBER 09, 2012 / 03:00PM GMT, ATSG - Q3 2012 Air Transport Services Group, Inc. Earnings Conference Call 23 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. Yes, if you look at the A300 B4, DC-8 and the DC-10 series aircraft, there are about 60 of those still out there -- 60 freighters that are still out there operating for folks that are potentials. Some are already in the process -- they have already had arrangements to go to an A300-600, for example in Europe where DHL is replacing theirs with that series of aircraft. So there are a number of aircraft. It is fewer than it used to be two years ago. There was well over 120 of aircraft replacement, so it has been cut in about half from a replacement standpoint. If you look at the past year, about two-thirds of our replacements came from -- two-thirds of our placements came from replacement opportunities and one-third came from growth. 2011 was just about the flip of that. More of the business coming from 2011 was from growth versus replacement. But it is still an ongoing opportunity that we are going after. We also go after the segment just smaller than the 767. We go after the 727 market from a replacement standpoint, because a lot of time it may make sense to get into more of a growth environment with the 767 while they're looking to replace -- for example, replacing a couple of 72s with a 76 or some other opportunities like that. So when we're going from a replacement target perspective, we go a little bit broader than just the direct aircraft. Michael Chapman - Private Capital Management - Analyst Okay. Then maybe just an update on -- last quarter you guys had mentioned that you had a customer who wasn't paying. Is that the customer who is now returning the aircraft or has that customer become current? Joe Hete - Air Transport Services Group, Inc. - President and CEO That is the same customer. And, yes, they are bringing their numbers up current. Michael Chapman - Private Capital Management - Analyst Okay. They have brought their numbers to current? Joe Hete - Air Transport Services Group, Inc. - President and CEO Not totally, but they're getting there. Michael Chapman - Private Capital Management - Analyst Okay, and then maybe could you get into a little bit more regionally where there has been weakness? We have been hearing that there is definitely overcapacity on the long haul out of Europe -- I mean, sorry, out of Asia to Europe and in the US. But it sounded like intra-Asia wasn't quite as bad as the long haul, and it didn't sound like with South America to North America wasn't as bad. So maybe you have localized where you guys are seeing the most pressure with deferments. Rich Corrado - Air Transport Services Group, Inc. - Chief Commercial Officer Our pipeline is strongest in the Far East, although there is softening of the rates in lanes. And so what happens when there is -- when the amount of freight drops than there is more competition for the freight and the freight rates drop. And that is where some of the deferments come in, where customers are looking to put up a lane and they're looking at the competitiveness of the lane and the rates that they can get to support the aircraft. If those rates drop they take a step back and -- say, well, we are going to take another look at this next quarter perhaps. Well, they have got a business plan to put the aircraft up, but the softness of the demand for, and the movement of freight, is causing the rates to impact that lane. So there has been some of that in Asia. We have got some really good opportunities there to put up multiple aircraft opportunities in markets where manufacturing is moving to. So it is because the logistics lift is moving towards where the manufacturing is going, so we are trying to stay ahead of that curve.

NOVEMBER 09, 2012 / 03:00PM GMT, ATSG - Q3 2012 Air Transport Services Group, Inc. Earnings Conference Call 24 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. We have seen some growth, actually, in the South American area. The two aircraft that we placed in October, one was on the West Coast, one was on the East Coast, both serving Mexico and South America, and with customers that were looking to expand their markets and also increase lift into markets that they were currently going into. The EU has been very soft. From a perspective last year, for example, at this time we had placed three aircraft there for peak. This year, although we are talking with the same customer, there doesn't seem to be as much of a peak demand. The peak demand in the US looks to be similar to what it was last year from what we placing from the fourth quarter perspective. In the Middle East we have had some decent growth this year. We placed three different additional aircraft. There is obviously some strong growth going in and out of the Middle East, but there is also the uncertainty of what the military wind-down may bring, so we're watching that closely as well. Michael Chapman - Private Capital Management - Analyst Okay. And then maybe, Rich, if you could just comment on maybe any dedicated opportunities. You guys fly for DHL here, TNT in Europe, are there any other large carriers given what is going on in the market where they may be facing some low utilization rates, so they may trim their fleet and go to a flex provider like you guys for a dedicated business? Are there opportunities for that of there out there or are those not really available? Rich Corrado - Air Transport Services Group, Inc. - Chief Commercial Officer We don't see that much available these days. The other two large US integrators obviously --there is restrictions for us to fly for them with their crew agreements. And in other parts of the world they tend to use localized carriers because of the operating authorities and rights, they can get a more -- what they perceive as more stable operation over a longer period of time. We do talk to them though, and we provide service for a few of them during peak, but we don't really see that much going forward. Michael Chapman - Private Capital Management - Analyst Okay. And then, Joe, you had mentioned this, I just want to clarify this. You guys probably wouldn't be buying any airframes until you've got pretty close to fully deployed on the aircraft that you presently have. Is that the way to think about it? Until you started seeing real demand there is not going to be a lot of airframe purchasing? Joe Hete - Air Transport Services Group, Inc. - President and CEO That is correct. Michael Chapman - Private Capital Management - Analyst Okay. And then just on the DHL loan, have you approached DHL to modify that loan agreement to lift the penalty? Joe Hete - Air Transport Services Group, Inc. - President and CEO We don't really like to talk about the discussions that we have with our key customers like that. So suffice it to say it is on our radar screen. Michael Chapman - Private Capital Management - Analyst Okay, because when you renegotiate credit lines with banks and extend or do stuff like that, you generally enter negotiations. There is a small fee that is paid. And just from a shareholder standpoint, DHL is not going to get any money from you guys because it is a forgivable loan over time -- that they would be happy to take a small

NOVEMBER 09, 2012 / 03:00PM GMT, ATSG - Q3 2012 Air Transport Services Group, Inc. Earnings Conference Call 25 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. fee upfront to modify that because that is money they wouldn't get. And then that would at least give you the flexibility, and you would probably wouldn't have to face the question from us every quarter on -- hey, could you buy back stock with the shares trading at 3.3, 3.4 times enterprise value to EBITDA? Quint Turner - Air Transport Services Group, Inc. - CFO We understand what you're saying, and I think it is true. Certainly the loan is zero by the end of March 2015, so from a cash standpoint it is really not going to produce anything with the way we negotiated it to amortize with DHL, if -- so the cash value to them is pretty negligible. Michael Chapman - Private Capital Management - Analyst Right, that is what I figured that if you went to them with -- hey, we will pay you a 1 percent fee upfront, could we negotiate this? Because it doesn't really affect their economics at all. And I think when you guys negotiated that agreement there was some fear on DHL's standpoint that you -- if you paid money out, you may not be able to operate, and based on your balance sheet and your cash flow now that seems to be not an issue. Quint Turner - Air Transport Services Group, Inc. - CFO We appreciate your comments. Michael Chapman - Private Capital Management - Analyst Okay. I guess that is all I got then. Thank you. Operator We have no further questions at this time. I will now turn the call back over to Joe Hete, CEO and President. Joe Hete - Air Transport Services Group, Inc. - President and CEO Thank you, Christine. As we have discussed on this call, we are facing some decisions about how best to allocate capital both for the remainder of this year and into 2013. The net effect of those decisions and the timing for carrying them out could result in significantly more capital spending this year, specifically our combi program, or more next year. As we generate more cash in a stronger economy, we could be looking at more free cash to deploy in 2013. What I do want to make clear, however, is at this moment we intend to acquire only those aircraft assets for which we have a contracted customer until this current market uncertainty is resolved. Under those circumstances we may have the opportunity to look at a range of options for enhancing shareholder value. Thanks for listening. We look forward to seeing you on the road over the next few months and in March on our next call. Operator Thank you, ladies and gentlemen. This concludes today's conference. Thank you for participating. You may now disconnect.

NOVEMBER 09, 2012 / 03:00PM GMT, ATSG - Q3 2012 Air Transport Services Group, Inc. Earnings Conference Call 26 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us © 2012 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. D I S C L A I M E R Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward- looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. © 2012 Thomson Reuters. All Rights Reserved.